                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                CYBERCASH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                [CYBERCASH LOGO]

                                          May 29, 1997

Dear CyberCash Stockholder:

     You are cordially invited to attend the first Annual Meeting of Stockholders of CyberCash, Inc. (the "Company") to be held on June 27, 1997, at 10:00 a.m. (PDT), at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065.

     At this meeting, we are asking you to reelect William N. Melton and Garen
K. Staglin as directors of the Company. In addition, we are seeking approval of an amendment to the Company's 1995 Stock Option Plan which will increase the number of shares of Common Stock the Company is authorized to issue pursuant to stock options by 1,500,000 shares. The increase in the number of shares of Common Stock available for issuance pursuant to stock options will permit the Company to continue to offer stock options to new employees and to provide incentive awards to existing employees.

     Please read the enclosed materials carefully and return your proxy as soon as possible. Thank you.

                                          Sincerely,
                                          /s/ Daniel C. Lynch
                                          Daniel C. Lynch
                                          Chairman of the Board of Directors

                                CYBERCASH, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 27, 1997
                            ------------------------

To Our Stockholders:

     The Annual Meeting of Stockholders of CyberCash, Inc., a Delaware corporation (the "Company"), will be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065 on Friday, June 27, 1997, at 10:00 a.m.
(PDT), to consider and take action on the following matters:

          1. To elect two directors;

          2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 1997;

          3. To approve an amendment of the Company's 1995 Stock Option Plan, which, among other things, increases the number of shares of Common Stock that the Company may grant to its employees pursuant to stock options;

          4. To act on such other matters as may properly come before the Meeting and any adjournment(s) thereof.

     The above matters are described in the Proxy Statement. You are urged, after reading the Proxy Statement, to mark, sign, date and return the enclosed Proxy in the postage-prepaid envelope to assure that your shares are represented at the Meeting.

     Only stockholders of record at the close of business on May 9, 1997 are entitled to vote at the Meeting, either in person or proxy. The Proxy Statement is being mailed to those stockholders on or about May 29, 1997.

                                          By order of the Board of Directors,
                                          /s/ Russell B. Stevenson, Jr.
                                          Russell B. Stevenson, Jr.
                                          Secretary

Reston, Virginia
May 29, 1997

                                                                    May 29, 1997

                                CYBERCASH, INC.
                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 27, 1997
                            ------------------------

GENERAL INFORMATION

     The enclosed Proxy is solicited by the Board of Directors of CyberCash, Inc. (the "Company") for use at the Annual Meeting of Stockholders ("Meeting") to be held Friday, June 27, 1997, at 10:00 a.m., Pacific time, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein. The Meeting will be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065. The Company's principal executive offices are located at 2100 Reston Parkway, Third Floor, Reston, Virginia 20191 and its telephone number is (703) 620-4200. These proxy solicitation materials were mailed on or about May 29, 1997, to all stockholders entitled to vote at the Meeting. A copy of the Company's Annual Report to Stockholders for 1996 was mailed to each stockholder of record together with these materials.

REVOCABILITY OF PROXIES

     A proxy may be revoked by a stockholder at any time before it is voted by notice in writing delivered to the Secretary of the Company, by submission of another proxy bearing a later date, or by voting in person at the Meeting.

SHARES OUTSTANDING AND VOTING RIGHTS

     As of May 9, 1997, the Company had outstanding 10,882,664 shares of common stock, $0.001 par value per share (the "Common Stock"), entitled to one vote per share. Only stockholders of record at the close of business on May 9, 1997 (the "Record Date") are entitled to vote at the Meeting. A majority of the shares entitled to vote at the Meeting, represented in person or by proxy, will constitute a quorum for the transaction of business.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of its Common Stock as of May 9, 1997 for (i) each stockholder who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each executive officer of the Company; (iii) each director of the Company, and (iv) all directors and executive officers of the Company as a group. Unless otherwise specified, the address of all stockholders is the address of the Company set forth herein.

                     NAME AND ADDRESS OF                                                 % OF SHARES
                       BENEFICIAL OWNER                          NUMBER OF SHARES(1)     OUTSTANDING
--------------------------------------------------------------   -------------------     -----------
William N. Melton (2).........................................        2,294,258              21.08%
SOFTBANK Holdings, Inc........................................          976,540               8.97
  2951 28th Street, #3060
  Santa Monica, CA 90405
VeriFone, Inc. (3)............................................          900,000               8.27
  Three Lagoon Drive
  Suite 400
  Redwood City, CA 94065

                     NAME AND ADDRESS OF                                                 % OF SHARES
                       BENEFICIAL OWNER                          NUMBER OF SHARES(1)     OUTSTANDING
--------------------------------------------------------------   -------------------     -----------
Daniel C. Lynch(4)............................................          744,400               6.84
Edward R. Kozel(5)(6).........................................          602,000               5.53
Cisco Systems, Inc.(6)........................................          600,000               5.51
  225 West Tasman Drive
  San Jose, CA 95134
Stephen D. Crocker(7).........................................          252,561               2.32
Bruce G. Wilson(8)............................................          163,164               1.50
Denis Yaro(9).................................................           60,000                  *
Michael Rothschild(10)........................................           38,924                  *
Russell B. Stevenson, Jr.(9)..................................           13,125                  *
Jeffrey S. Irby(9)............................................           12,500                  *
Garen K. Staglin(9)...........................................            1,826                  *
All directors and executive officers as a group (10
  persons)(11)................................................        4,182,758              38.08

---------------
  *  Less than one percent.

 (1) The ownership of shares of Common Stock reported herein is based upon filings with the Securities and Exchange Commission (the "Commission"). Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 10,882,664 shares outstanding as of May 9, 1997.

 (2) Includes 15,000 shares held by members of Mr. Melton's immediate family.

 (3) Information presented is based on a Schedule 13G filed by VeriFone, Inc. ("VeriFone") with the Commission on February 12, 1997. Includes 100,000 shares owned by a wholly-owned subsidiary of VeriFone.

 (4) Consists of 719,400 shares held by The Lynch Living Trust U/T/A dated March 2, 1990 of which Daniel C. Lynch and Karen D. Lynch are co-trustees; 10,000 shares held by The Katherine Danielle Lynch Irrevocable Trust of which Daniel C. Lynch is trustee; 10,000 shares held by The Michael MacAllen Lynch Irrevocable Trust of which Daniel C. Lynch is trustee; and 5,000 shares held by The Francis Troy Lynch Irrevocable Trust of which Daniel C. Lynch is trustee.

 (5) Includes 600,000 shares held by Cisco Systems, Inc. Mr. Kozel is a director and chief technology officer of Cisco Systems, Inc. and therefore may be deemed to share voting and investment power with respect to such shares.

 (6) Information presented is based on a Schedule 13G filed by Cisco Systems, Inc. with the Commission on February 14, 1997.

 (7) Includes 41,250 shares of common stock issued upon early exercise of employee stock options that are subject to repurchase by the Company as of May 9, 1997.

 (8) Includes 12,825 shares subject to stock options exercisable within 60 days of May 9, 1997.

 (9) Consists of shares subject to stock options exercisable within 60 days of May 9, 1997.

(10) All shares held by The Michael L. Rothschild Trustee Revocable Trust U/T/A dated August 9, 1993.

(11) Includes 600,000 shares held by an entity affiliated with a director of the Company as described in footnote 5 above, 100,276 shares subject to stock options exercisable within 60 days of May 9, 1997 and 41,250 shares of common stock issued upon early exercise of employee stock options that are subject to repurchase by the Company as of May 9, 1997.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

BOARD COMPOSITION

     The Company's Board of Directors comprises five directors divided into three classes. The Board of Directors proposes the election of two Class I directors at the Meeting, each to hold office for a three-year term and until his successor is duly elected and qualified. Class II and Class III directors will be elected at the annual meetings of stockholders to be held in 1998 and 1999, respectively, for three-year terms, and until their respective successors are duly elected and qualified. It is intended that the accompanying Proxy will be voted for the nominees set forth below, each of whom is currently a director of the Company. If some unexpected occurrence should make necessary, in the Board of Directors' judgment, the substitution of some other person or persons for any of the nominees, shares will be voted for such other person or persons as the Board of Directors may select. The Board of Directors is not aware that any nominee may be unable or for good reason unwilling to serve as a director. In the election of directors, those receiving the greatest number of votes shall be elected, even if such votes do not constitute a majority. The following sets forth certain information as of May 9, 1997 with respect to each nominee and also with respect to each director whose term of office will continue after the Meeting.

NOMINEES FOR ELECTION

                 NAME                     AGE            PRINCIPAL OCCUPATION            DIRECTOR SINCE
---------------------------------------   ---    -------------------------------------   --------------
William N. Melton......................   55     President and Chief Executive Officer        1994
                                                 CyberCash, Inc.
Garen K. Staglin.......................   52     Chairman and Chief Executive Officer         1996
                                                 Safelite Glass Corporation

     William N. Melton, a founder of the Company, has served as a member of the Company's Board of Directors and as its President and Chief Executive Officer since the Company's inception in August 1994. Mr. Melton founded VeriFone, Inc., a transaction automation company, in 1981 and was a director of VeriFone from 1981 until 1996. He served as President and Chief Executive Officer of VeriFone from 1981 until 1986, and served as its Chairman of the Board from 1986 until 1992. Mr. Melton was a founding investor of Transaction Network Services, Inc., a transaction network communications company, and continues to serve on its Board of Directors. Mr. Melton is also a director of America Online, Inc.

     Garen K. Staglin has served as a member of the Company's Board of Directors since July 1996. He is the Chairman and Chief Executive Officer of Safelite Glass Corporation, a manufacturer and retailer of replacement autoglass and related services. Mr. Staglin is also a director of First Data Corporation, Quick Response Services, Inc. and Grimes Aerospace Corporation. He is a member of the Advisory Board of the Stanford Graduate School of Business.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR REELECTION OF MESSRS. MELTON AND STAGLIN AS DIRECTORS OF THE COMPANY.

DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE MEETING

                 NAME                     AGE            PRINCIPAL OCCUPATION            DIRECTOR SINCE
---------------------------------------   ---    -------------------------------------   --------------
Daniel C. Lynch........................   55     Chairman of the Board of Directors           1994
                                                 CyberCash, Inc.
Edward R. Kozel........................   41     Chief Technology Officer and Vice            1995
                                                 President of Business Development
                                                 Cisco Systems, Inc.
Michael Rothschild.....................   44     President                                    1994
                                                 The Bionomics Institute
                                                 President and Chief Executive Officer
                                                 Maxager Technology Inc.

     Daniel C. Lynch, a founder of the Company, has served as Chairman of the Company's Board of Directors since the Company's inception in August 1994 and served briefly as Vice President during its formation in August 1994. Mr. Lynch was the founder of Interop, a conference and tradeshow company for the computer and communications industry, now a division of Softbank Expos and formerly Ziff-Davis Conference and Exhibition Company, and from 1980 to 1983, he was Director of Information Processing Division for the Information Sciences Institute. Mr. Lynch is also a member of the Board of Trustees of the Santa Fe Institute.

     Edward R. Kozel has been a member of the Company's Board of Directors since November 1995. Since 1989, Mr. Kozel has served in several management positions at Cisco Systems, Inc., a network communications and software company, including Market Development Manager from 1989 to 1992; Director of Field Operations/Business Development from 1992 to 1993; Vice President of Business Development from 1993 to the present and Chief Technical Officer from May 1995 to the present. In addition, Mr. Kozel is a member of the Board of Directors of Cisco Systems and NetFRAME Systems, Inc.

     Michael Rothschild has served as a member of the Company's Board of Directors since November 1995. He is an author, economic columnist and president of The Bionomics Institute, a non-profit educational foundation. Since 1993, Mr. Rothschild has been President and Chief Executive Officer of Maxager Technology Inc., a software maker specializing in advanced product costing systems for manufacturers. Mr. Rothschild is also a director of Ramtron International Corporation.

BOARD COMMITTEES AND MEETINGS

     During 1996, the Board of Directors held four meetings and had two standing committees -- an Audit Committee and a Compensation Committee. No incumbent Board member, other than Mr. Kozel, attended fewer than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors which such director was eligible to attend during 1996 and (ii) the total number of meetings held by any committee of the Board upon which such director served.

     The Audit Committee of the Board of Directors reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. Messrs. Lynch, Rothschild and Staglin comprise the Audit Committee. The Audit Committee met once during 1996. The Compensation Committee of the Board of Directors reviews and recommends to the Board the compensation and benefits of employees of the Company. The Compensation Committee also administers the issuance of stock options and other awards under the Company's stock plans, except for the 1995 Non-Employee Directors' Stock Option Plan, which is administered by the Board of Directors. Messrs. Lynch, Kozel and Staglin comprise the Compensation Committee. The Compensation Committee met once during 1996.

DIRECTOR COMPENSATION

     Directors currently do not receive any cash compensation from the Company for their service as members of the Board of Directors, although they are reimbursed for certain expenses in connection with attendance at Board and Committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     From August 1995 until July 1996, Hatim A. Tyabji served as a director of the Company and as a member of the Compensation Committee. Mr. Tyabji is the Chairman, President and Chief Executive Officer of VeriFone, Inc. Until July 1996, Mr. Melton was a director of VeriFone. No other executive officer of the Company served as a director or member of (i) the compensation committee of another entity which has an executive officer who is a director of the Company or a member of the Company's Compensation Committee, (ii) the board of directors of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, or (iii) the compensation committee of any other entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors, during the year ended December 31, 1996.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with the exercise of stock options during 1995, Stephen Crocker, Larry Gilbert and Magdalena Yesil executed promissory notes in the amounts of $400,000, $150,000 and $330,000, respectively, with interest payable at an annual rate of 6%, which mature three years from the date of the note and are secured by the Common Stock issued upon exercise of the options. The Company paid Mr. Crocker, the Company's Chief Technology Officer, $29,021 to reimburse him for the interest that he paid on his note during 1996. The Company paid Mr. Gilbert, who was the Company's Secretary and General Counsel prior to April 1996, $10,883 to reimburse him for the interest that he paid on his note during 1996. During 1996, the Company repurchased from Ms. Yesil, who was an executive officer of the Company prior to September 1996, 20,000 shares of the Company's Common Stock at $6.00 per share upon the termination of her employment. In addition, Ms. Yesil repaid $224,454, representing principal and interest on her promissory note, in satisfaction of the note. As of May 9, 1997, the outstanding amounts of principal owed by Mr. Crocker and Mr. Gilbert were $400,000 and $150,000, respectively.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Commission, by a specified date, reports regarding their ownership of Common Stock. Based solely on a review of Forms 3 and 4 and amendments thereto furnished under the Securities Exchange Act of 1934, Daniel C. Lynch, Bruce G. Wilson and Stephen D. Crocker failed to file on a timely basis reports on Form 5 with respect to three transactions by Mr. Lynch which occurred in 1996 and one transaction by each of Messrs. Wilson and Crocker which occurred in 1996.

EXECUTIVE COMPENSATION

     The following table sets forth certain compensation awarded or paid by the Company during the fiscal year ended December 31, 1996 to its President and Chief Executive Officer and the Company's four other most highly compensated officers and key employees:

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG TERM
                                                                                               COMPENSATION
                                                             ANNUAL COMPENSATION                  AWARDS
                                                   ----------------------------------------    ------------
                                                                                 OTHER          SECURITIES
                                                                                ANNUAL          UNDERLYING
      NAME AND PRINCIPAL POSITION          YEAR    SALARY($)    BONUS($)    COMPENSATION($)     OPTIONS(#)
----------------------------------------   ----    ---------    --------    ---------------    ------------
William N. Melton.......................   1996     100,000          --              --                --
  President and Chief Executive Officer    1995     100,000          --              --                --
Bruce G. Wilson.........................   1996     195,000      24,000              --                --
  Executive Vice President                 1995     170,000          --              --            27,000
Stephen D. Crocker......................   1996     195,000      28,000          29,021(1)             --
  Chief Technology Officer                 1995     170,000          --              --           200,000
Russell B. Stevenson, Jr................   1996     168,523      20,475              --            35,000
  Secretary and General Counsel            1995          --          --              --                --
Denis Yaro..............................   1996     175,389      22,533              --           160,000
  Executive Vice President                 1995          --          --              --                --

---------------
(1) In connection with the exercise of certain options during 1995, Mr. Crocker executed a promissory note in the amount of $400,000, which accrues interest at an annual rate of 6%. The Company paid Mr. Crocker $29,021 to reimburse him for the interest that he paid on the note.

     EQUITY INCENTIVE PLANS

     1995 Stock Option Plan. In April 1995, the Company adopted the 1995 Stock Option Plan (the "Option Plan") under which 1,000,000 shares of Common Stock were reserved for issuance upon exercise of options granted to employees, officers and consultants of the Company. Subsequent amendments to the Option Plan increased the share reserve to its current level of 2,000,000 shares of Common Stock. The Option Plan provides for grants of incentive stock options to employees (including officers and employee directors) and nonstatutory stock options to employees (including officers and employee directors), directors and consultants of the Company. The Option Plan previously was administered by the Board of Directors and presently is being administered by the Compensation Committee, which determines recipients and types of awards to be granted, including the exercise price, number of shares subject to the award and the exercisability thereof.

     The terms of stock options granted under the Option Plan may not exceed 10 years. The exercise price of options granted under the Option Plan is determined by the Compensation Committee; provided, however, that the exercise price of a nonstatutory stock option cannot be less than 85% of the fair market value of the Common Stock on the date of the option grant; and the exercise price of an incentive stock option cannot be less than 100% of the fair market value of the Common Stock on the date of grant. Options granted under the Option Plan are generally of two types: time-based vested options and performance-based vested options. Time-based vested options generally vest as to 7.5% of the shares subject to option three months after the date of grant and 2.5% of such shares at the end of each month thereafter, so that the option is fully vested 40 months after grant. Performance-based vested options generally vest in their entirety 10 years after the date of grant; provided, however, that vesting is accelerated upon achievement of a milestone event, as specified in the terms of the options. Upon occurrence of a milestone event, vesting accelerates so that 2.5% of the shares generally vest each month after the event, and the option is fully vested 40 months after the occurrence of the event. No option may be transferred by the optionee other than by will or the laws of descent or distribution. An optionee whose relationship with the Company or any related corporation ceases for any reason (other than by death or permanent and total disability) may exercise options within the three month period following such cessation (unless such options terminate or expire sooner by their terms) or within such longer period as determined by the Compensation Committee.

     Shares subject to options which have lapsed or terminated may again be subject to options granted under the Option Plan. Furthermore, the Compensation Committee may offer to exchange new options for existing options, with the shares subject to the existing options again becoming available for grant under the Option Plan. In the event of a decline in the value of the Company's Common Stock, the Compensation Committee has the authority to offer optionees the opportunity to replace outstanding higher priced options with new lower priced options. Upon any merger or consolidation in which the Company is acquired, all outstanding vested options will either be assumed or substituted by the surviving entity. If the surviving entity determines not to assume or substitute unvested options, the unvested portion of the options will terminate as of the closing of the merger or consolidation.

     As of December 31, 1996, 581,431 shares of Common Stock had been issued upon the exercise of options granted under the Option Plan (130,624 of which were subject to a repurchase option in favor of the Company as of December 31,
1996), options to purchase 1,339,958 shares of Common Stock at exercise prices ranging from $2.00 to $45.75 per share were outstanding and 98,611 shares remained available for future option grants. The Option Plan will terminate on April 5, 2005, unless terminated sooner by the Compensation Committee.

     Non-Employee Directors' Stock Option Plan. In December 1995, the Board of Directors adopted the 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") to provide for the automatic grant of options to purchase shares of Common Stock to non-employee directors of the Company. The Directors' Plan is administered by the Board of Directors.

     The maximum number of shares of Common Stock that may be issued pursuant to options granted under the Directors' Plan is 100,000. Pursuant to the terms of the Directors' Plan, each newly elected director of the Company who is not otherwise an employee of the Company (a "Non-Employee Director") will automatically be granted an option to purchase 10,000 shares of Common Stock on the date of his or her election to the Board. On the date of each annual meeting of the Company starting with the Meeting, each person who is then a Non-Employee Director of the Company and who has continuously served as a Non-Employee Director since the last annual meeting, will be granted an option to purchase 3,000 shares of Common Stock of the Company under the Directors' Plan, and each other person who is then a Non-Employee Director will be granted an option to purchase a pro rated number of shares of Common Stock based on the number of days such person has continuously served as a Non-Employee Director since the last annual meeting.

     Outstanding options under the Directors' Plan will vest monthly over a five year period. The exercise price of options granted under the Directors' Plan will be equal to the fair market value of the Common Stock on the date of grant. No option granted under the Directors' Plan may be exercised after the expiration of ten years from the date it was granted. Options granted under the Directors' Plan are generally non-transferable. The Directors' Plan will terminate at the direction of the Board of Directors.

     In the event of certain transactions by which the Company is acquired or controlled by a single investor or group of investors, options outstanding under the Directors' Plan will automatically become fully vested and will terminate if not exercised prior to such event.

     As of December 31, 1996, options to purchase 10,000 shares of Common Stock at an exercise price of $32.25 per share were outstanding under the Directors' Plan and 90,000 shares remained available for future option grants under the Directors' Plan.

     Employee Stock Purchase Plan. In December 1995, the Company adopted the Employee Stock Purchase Plan (the "Purchase Plan") covering an aggregate of 500,000 shares of Common Stock. The Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code. The Purchase Plan is administered by the Compensation Committee. Under the Purchase Plan, the Compensation Committee may authorize participation by eligible employees, including officers, in periodic offerings. The offering period for any offering will be no more than 27 months.

     Employees are eligible to participate if they are employed by the Company or a subsidiary of the Company designated by the Compensation Committee for at least 20 hours per week and are employed by the Company or a subsidiary of the Company designated by the Committee for at least five months per calendar year. Employees who participate in an offering can have up to 15% of their earnings withheld pursuant to the Purchase Plan. The amount withheld will then be used to purchase shares of Common Stock on specified dates determined by the Compensation Committee. The price of Common Stock purchased under the Purchase Plan will be equal to 85% of the lower of the fair market value of the Common Stock on the commencement date of each offering period or the relevant purchase date. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company.

     In the event of certain transactions by which the Company is acquired or becomes controlled by a single investor or group of investors, the Compensation Committee has discretion to provide that each right to purchase Common Stock will be assumed or an equivalent right substituted by the successor corporation, if any, or the Compensation Committee may shorten the offering period and provide for all sums collected by payroll deductions to be applied to purchase stock immediately prior to such transaction. The Purchase Plan will terminate at the Board's direction. The Board of Directors has the authority to amend or terminate the Purchase Plan, subject to the limitation that no such action may adversely affect any outstanding rights to purchase Common Stock.

     As of December 31, 1996, 23,449 shares of Common Stock were purchased at $14.45 per share, and 476,551 shares remained available for future purchases.

     STOCK OPTION INFORMATION

     The following table shows for the fiscal year ended December 31, 1996, certain information regarding options granted to, exercised by, and held at year end by the Company's President and Chief Executive Officer and the Company's five other most highly compensated officers and key employees:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                      NUMBER OF       % OF TOTAL                                    ANNUAL RATES OF
                                     SECURITIES        OPTIONS       EXERCISE                   STOCK PRICE APPRECIATION
                                     UNDERLYING       GRANTED TO      OR BASE                   FOR OPTION TERM($)(3)(4)
                                       OPTIONS       EMPLOYEES IN      PRICE      EXPIRATION    ------------------------
              NAME                  GRANTED(#)(1)    FISCAL YEAR     ($/SH)(2)       DATE           5%           10%
---------------------------------   -------------    ------------    ---------    ----------    ----------    ----------
William N. Melton................           --             --             --             --             --            --
Bruce G. Wilson..................       27,000              0           6.00       11/30/05        101,881       258,186
Denis Yaro.......................       80,000            7.8          15.00        1/26/06        754,674     1,912,491
                                        80,000            7.8          15.00         6/7/06        754,674     1,912,491
Jeffrey S. Irby..................       30,000            2.9          32.25       10/21/06        608,456     1,541,946
Stephen D. Crocker...............      200,000              0           2.00        4/05/05        251,558       637,497
Russell B. Stevenson, Jr.........       35,000            3.4          31.75        4/12/06        698,859     1,771,046

---------------
(1) The options are generally incentive stock options with vesting based either on time or performance. Time-based vesting generally occurs over 40 months, with 7.5% of the shares vesting after three months, and 2.5% of the shares vesting each month for the next 37 months. Performance based vesting is specified by the specific terms of the option.

(2) The exercise price is equal to 100% of the fair market value of the Common Stock on the date of the grant.

(3) The options have a ten-year term, subject to earlier termination upon death, permanent and total disability or termination of employment.

(4) The potential realizable value is calculated based on the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant as determined by the Board of Directors appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Commission and do not represent the Company's estimate or projection of the future Common Stock price.

     The following table sets forth information with respect to (i) the exercise of stock options during the fiscal year ended December 31, 1996 by the Company's President and Chief Executive Officer and the Company's five other most highly compensated officers and key employees, (ii) the number of unexercised options held as of December 31, 1996 by the Company's President and Chief Executive Officer and the Company's five other most highly compensated officers and key employees and (iii) the value as of December 31, 1996 of unexercised in-the-money options; that is, the amount by which the exercise price exceeds the fair market value of the Common Stock as of December 31, 1996 ($23.00).

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                    OPTIONS AT               IN-THE-MONEY OPTIONS AT
                                             SHARES             FISCAL YEAR END(#)            FISCAL YEAR-END($)(2)
                                            ACQUIRED       ----------------------------    ----------------------------
                 NAME                    ON EXERCISE(#)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
--------------------------------------   --------------    -----------    -------------    -----------    -------------
William N. Melton.....................         --                 --              --              --               --
Bruce G. Wilson.......................          0              8,775          18,225         149,175          309,825
Denis Yaro............................          0             34,000         126,000         272,000        1,008,000
Jeffrey S. Irby.......................          0              2,000          28,000               0                0
Stephen D. Crocker(1).................          0                  0          60,000               0        1,260,000
Russell B. Stevenson, Jr..............          0              7,000          28,000               0                0

---------------
(1) Includes 60,000 shares held by Mr. Crocker issued upon exercise of options but subject to a right of repurchase by the Company.

(2) Based on the closing price of the Company's Common Stock on December 31, 1996 of $23.00 per share, minus the exercise price, multiplied by the number of shares underlying the option.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee was formed on December 20, 1995, and its current members are Daniel C. Lynch, Edward R. Kozel and Garen K. Staglin. It is the responsibility of the Compensation Committee to review and recommend changes to the Company's compensation policies and benefits programs and to administer the Company's incentive compensation and benefit plans, including approving stock option grants.

COMPENSATION PHILOSOPHY

     The Company's overall approach to compensating its executives is (i) to provide compensation packages that enable the Company to attract and retain executive talent and (ii) to link compensation to the accomplishment of the Company's goals. The Compensation Committee believes that the Company has aligned the financial interests of the Company's executives with the interests of its stockholders by granting stock options to its executives and offering cash and stock awards to executives who meet performance objectives.

COMPENSATION PROGRAM

     The Company executive compensation plan includes a base salary, participation in equity plans, and awards under a performance incentive plan.

     BASE SALARY

     The Compensation Committee intends to compensate its executive officers competitively within its industry. In order to evaluate the Company's competitive position in the industry, the Compensation Committee reviews and analyzes the compensation packages, including base salary levels, offered by comparable technology companies and targets the base salaries of the Company's executives at or near the 50th percentile of executive salaries paid by comparative companies. In addition, the Compensation

Committee, together with the Board of Directors, subjectively evaluates the level of performance of each executive officer, including the Chief Executive Officer, in order to determine current and future appropriate base pay levels. The Compensation Committee reviews each senior executive officer's salary annually. In determining the appropriate salary levels, the Compensation Committee considers the officer's scope of responsibility, prior experience and data on prevailing compensation levels in relevant executive labor markets. With his concurrence, for William N. Melton, the Company's Chief Executive Officer, the Company targets the lower end of the range of salaries for chief executive officers of similar companies. As the Company's largest stockholder, Mr. Melton already has significant incentives to see that the Company reaches its strategic and performance goals. With respect to the other executive officers of the Company, the Company sets base salaries in line with competitive compensation levels in relevant executive labor markets.

     EQUITY PLANS

     The Compensation Committee provides the Company's executive officers with long-term incentive compensation through its stock option and employee stock purchase plans. The Compensation Committee is responsible for administering the plans and determines the individuals to whom grants should be made, the timing of grants, the exercise price per share and the number of shares subject to each option. The Compensation Committee believes that stock options provide executives with a strong economic interest in maximizing stock price appreciation over the longer term. The Company believes that the practice of granting stock options is critical to retaining and recruiting the key talent necessary at all employee levels to ensure the Company's continued success. Options granted by the Compensation Committee typically vest over 40 months in order to encourage employees to continue in the employ of the Company. It is also the Company's practice to set option exercise prices at the fair market value of the Company's stock on the date of grant. Thus, the value of the stockholders' investment in the Company must appreciate before an optionee receives any financial benefit from the option. Because of his significant equity ownership in the Company, no stock options have been granted to Mr. Melton. Mr. Melton does not participate in the Company's stock purchase plan.

     PERFORMANCE INCENTIVE PLAN

     The Company has adopted a Performance Incentive Plan for its employees, including its executive officers, which provides cash bonuses or stock option awards twice a year to employees who achieve pre-determined performance goals during the preceding six months. The operation of this plan commenced in 1997. The Compensation Committee believes that the Performance Incentive Plan will provide significant incentives for the Company's employees, including its executives, to meet the Company's strategic and performance goals throughout 1997. Because Mr. Melton's significant equity ownership in the Company already provides adequate performance incentives, he is not eligible to receive awards under this plan.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Present tax law limits to $1 million the Company's deduction for compensation paid to each of the Chief Executive Officer and the other four most highly compensated executives. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by shareholders.

     In 1996, all of the compensation paid to the Chief Executive Officer and the other four most highly compensated executives qualified for deduction under the Internal Revenue Code. The Company's 1995 Stock Option Plan and Employee Stock Purchase Plan provide for equity awards to be qualified as "performance-based" under Section 162(m) of the Internal Revenue Code and have been approved by the Company's stockholders in order to permit the deductibility of such compensation.

     The Compensation Committee does not currently expect total compensation payable in connection with base salaries, the Company's equity plans and the Performance Incentive Plan to exceed the $1 million limit for any individual executive in 1997. The Compensation Committee will continue to monitor the compensa-tion levels potentially payable under the Company's compensation programs. The Committee, however, reserves the right to award compensation to its executives in the future that may not qualify as deductible compensation in order to provide cash compensation in line with competitive practice and the Company's best interests.

SUMMARY

     The Compensation Committee believes that its executive compensation philosophy of paying its executive officers well by providing competitive base salaries, long-term equity incentives and performance incentives, as described in this report, serves the interests of the Company and the Company's stockholders.

                             Compensation Committee
                                Daniel C. Lynch
                                Edward R. Kozel
                                Garen K. Staglin

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the Company's stock price performance to the Nasdaq Stock Market (U.S.) Total Return Index and the Hambrecht & Quist Technology Stock Index for the period commencing on February 15, 1996 (the date on which the Company's Common Stock began trading on the Nasdaq Stock Market) and ending on December 31, 1996. The stock price performance on the following graph is not necessarily indicative of future stock price performance. All stock price performance assumes an initial investment of $100 at the beginning of the period and assumes the reinvestment of any dividends.

        Measurement Period                                 NASDAQ Stock      Hambrecht & Quist
      (Fiscal Year Covered)           CyberCash, Inc.        Market-US          Technology
02/15/96                                           100                 100                 100
12/31/96                                           135                 119                 114

                                   PROPOSAL 2

                                RATIFICATION OF
                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1997. Ernst & Young LLP served in this capacity for the year ended December 31, 1996. A representative of Ernst & Young LLP will attend the Meeting and will be afforded an opportunity to make a statement if he or she desires to do so. It also is expected the representative will be available to respond to appropriate questions.

     The appointment of auditors is approved annually by the Board and subsequently submitted to the stockholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee. Before making its recommendation to the Board for appointment of Ernst & Young LLP, the Audit Committee carefully considered that firm's qualifications as auditors for the Company. This included a review of its performance last year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Ernst & Young LLP in all of these respects.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS.

                                   PROPOSAL 3

                                  AMENDMENT OF
                           THE 1995 STOCK OPTION PLAN

     In 1995, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1995 Stock Option Plan (as amended, the "Option Plan"), which authorized the issuance of 2,000,000 shares of the Company's Common Stock in connection with stock options. As of December 31, 1996, 98,611 shares of Common Stock (plus any shares that might in the future be returned to the Option Plan as a result of the cancellation or expiration of options) remained available for future grant under the Option Plan.

     In April 1997, the Board approved an amendment to the Option Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Option Plan from a total of 2,000,000 shares to 3,500,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee. During the last fiscal year, under the Option Plan, the Company granted to all current executive officers as a group options to purchase 225,000 shares at exercise prices ranging from $15.00 to $32.25 per share and to all employees (excluding executive officers) as a group options to purchase 791,948 shares at exercise prices ranging from $8.00 to $45.75 per share.

     The Board also approved in April 1997 certain other amendments to the Option Plan (i) to state in the Option Plan that "cashless" exercises of options are permitted, (ii) to permit non-qualified options to be transferable for estate planning purposes, (iii) to give the Board of Directors the discretion to grant options covering up to the total number of shares available for issuance under the Option to one participant so that options issued under the Option Plan are not subject to the limitation of Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), and (iv) to reflect certain recent changes in rules issued under Section 16 of the Securities Exchange Act of 1934.

     Stockholders are requested in this Proposal 3 to approve the Option Plan, as amended. If the stockholders fail to approve this Proposal 3, the number of shares authorized for issuance under the Option Plan will not be increased. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment of the Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AMENDMENT OF THE 1995 STOCK OPTION PLAN.

     The material features of the Option Plan are outlined below:

PURPOSE AND GENERAL DESCRIPTION

     The purpose of the Option Plan is to provide a means by which selected employees of and consultants to the Company, and its affilitates, may be given an opportunity to purchase stock of the Company. The Company, by means of the Option Plan, seeks to retain the services of persons who are now employees of or consultants to the Company or its affiliates, to secure and retain the services of new employees and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.

     The options issued under the Option Plan may be either incentive stock options or nonstatutory stock options. Incentive stock options granted under the Option Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the Option Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" below for a discussion of the tax treatment of incentive and nonstatutory stock options.

ADMINISTRATION

     The Option Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the Option Plan and, subject to the provisions of the Option Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate administration of the Option Plan to a committee composed of not fewer than two members of the Board who are not employees of the Company, and with respect to grants to employees who are not executive officers of the Company, to a committee composed of one or more members of the Board. The Board has delegated administration of the Option Plan to the Compensation Committee of the Board and has delegated to the Company's Chief Executive Officer the authority to grant stock options to employees who are not executive officers of the Company in accordance with guidelines approved by the Compensation Committee. As used herein with respect to the Option Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

SHARES SUBJECT TO THE PLAN

     Prior to April 1997, the Option Plan provided that a total of 2,000,000 shares of the Company's Common Stock may be issued pursuant to options granted under the Option Plan. If options granted under the Option Plan expire or otherwise terminate without being exercised in full, the stock not purchased pursuant to such options again becomes available for issuance pursuant to exercises of options granted under the Option Plan.

ELIGIBILITY

     Incentive stock options may be granted only to employees. Nonstatutory stock options may be granted only to employees, consultants or directors. No person is eligible for the grant of an incentive stock option if, at the time of grant, such person owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the option is not exercisable after the expiration of five (5) years from the date of grant. There are currently approximately 220 employees and consultants eligible to participate in the Option Plan.

     In the event an optionee's status as an employee, director or consultant is terminated, the optionee may exercise his or her option but only within the earlier of three (3) months after the termination of the optionee or the expiration of the term of the option as set forth in the option agreement. In the event an optionee's status as an employee or consultant terminates as a result of the optionee's disability, the optionee may exercise his or her option, but only within the earlier of twelve (12) months following such termination or the expiration of the term of the option as set forth in the option agreement. In the event of the death of an optionee, the option may be exercised by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only with the earlier of eighteen (18) months following the date of death or the expiration of the term of such option as set forth in the option agreement.

     The Option Plan provides that the Board may grant options covering up to the entire number of shares available for issuance under the Option Plan to any one participant or to several participants. The purpose of this provision is to permit the Company to continue to be able to deduct for tax purposes the compensation attributable to the exercise of options granted under the Option Plan or certain dispositions of stock purchased by the exercise of such options.

TERM

     No option is exercisable after the expiration of ten (10) years from the date it was granted.

PRICE

     The exercise price of each incentive stock option cannot be less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted. The exercise price of each nonstatutory stock option shall be not less than eighty-five percent (85%) of the fair market value of the stock subject to the option on the date the option is granted.

CONSIDERATION

     The purchase price of stock acquired pursuant to an option may be paid in cash at the time the option is exercised, by delivery to the Company of certain other common stock of the Company, by deferred payment or other arrangement, or in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest is to be payable at least annually and is charged at the minimum rate of interest necessary to avoid adverse tax consequences under various provisions of the Code.

VESTING

     The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments. The option agreement may provide that from time to time during each of such installment periods, the option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option became vested but was not fully exercised.

     The options that currently have been granted under the Option Plan are generally of two types: time-based vested options and performance-based vested options. Time-based vested options generally vest as to 7.5% of the shares subject to option three months after the date of grant and 2.5% of such shares at the end of each month thereafter, so that the option is fully vested 40 months after grant. Performance-based vested options generally vest in their entirety 10 years after the date of grant; provided, however, that vesting is accelerated upon achievement of a milestone event, as specified in the terms of the options. Upon occurrence of a milestone event, vesting accelerates so that 2.5% of the shares generally vest each month after the event, and the option is fully vested 40 months after the occurrence of the event.

RESTRICTIONS ON TRANSFER

     Under the Option Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution. The transfer of a nonstatutory stock option is similarly restricted under the Option Plan, except that under certain circumstances transfers may be made to immediate family members and certain family trusts.

ADJUSTMENTS UPON CHANGES IN STOCK

     If any change is made in the stock subject to the Option Plan, or subject to any option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Option Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Option Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

     In the event of (i) a merger or consolidation in which the Company is not the surviving corporation or (ii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise then to the extent permitted by applicable law, then any surviving corporation shall assume any options outstanding under the Option Plan or shall substitute similar options for those outstanding under the Option Plan or such options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such options, or to substitute similar options for those outstanding under the Option Plan, then such options shall be terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, any options outstanding under the Option Plan shall terminate if not exercised prior to such event.

AMENDMENT OF THE PLAN

     The Board at any time, and from time to time, may amend the Option Plan. However, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will increase the number of shares reserved for options under the Option Plan; modify the requirements as to eligibility for participation; or modify the Option Plan in any other way if such modification requires stockholder approval in order for the Option Plan to satisfy the requirements of Section 422 of the Code, or to comply with the requirements of Rule 16b-3 issued under the Securities Exchange Act of 1934.

TERMINATION OR SUSPENSION OF THE PLAN

     The Board may suspend or terminate the Option Plan at any time. Unless sooner terminated, the Option Plan shall terminate on April 5, 2005. No options may be granted under the Option Plan while the Option Plan is suspended or after it is terminated.

FEDERAL INCOME TAX INFORMATION

     INCENTIVE STOCK OPTIONS. Incentive stock options under the Option Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code. To the extent an optionee recognizes ordinary income by reason of a "disqualifying disposition" of stock acquired upon exercise of options for the purposes of the Code, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     NONSTATUTORY STOCK OPTIONS. Generally, there are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee.

     POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a committee comprised solely of two or more "outside directors" and: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or becomes exercisable) only upon the achievement (as certified by the committee of outside directors) of an objective performance goal established by that committee while the outcome is substantially uncertain and the stockholders approve the option grant. As noted above, the Option Plan contains a per-employee limitation on the number of shares for which options may be granted annually and are intended to qualify as "performance-based" compensation: such limit is the total number of shares of available for issuance under the Option Plan.

                                 OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Meeting. If any other matters should be presented at the Meeting for action, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent in their own discretion.

VOTING PROCEDURES

     Votes are tabulated by an Inspector of Election. Assuming the presence of a quorum, directors are elected by the affirmative vote of a plurality of all the votes cast by holders of Common Stock, and all other proposals are approved by the affirmative vote of a majority of all the votes cast by holders of Common Stock present in person or represented by a proxy at the Meeting. The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, to include abstentions as shares entitled to vote and to exclude broker non-votes from the calculation of shares entitled to vote with respect to any proposal for which authorization to vote was withheld.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than January 28, 1998 in order to be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

COPIES OF FORM 10-K

     The Company will mail without charge, upon written request, a copy of the Annual Report on Form 10-K, including the financial statements and list of exhibits. Requests should be sent to CyberCash, Inc., 2100 Reston Parkway, Third Floor, Reston, Virginia 20191, Attn: General Counsel. The Annual Report on Form 10-K is also available on the Company's web site at www.cybercash.com.

SOLICITATION OF PROXIES

     The cost of soliciting proxies is being borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or electronic mail.

May 29, 1997

                                          By order of the Board of Directors,
                                          /s/ Russell B. Stevenson, Jr.
                                          Russell B. Stevenson, Jr.
                                          Secretary

                                                                      1484-PS-97

                                  DETACH HERE                              CBC F

                                CYBERCASH, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 27,1997

P            The undersigned stockholder of CyberCash, Inc., a Delaware
R  corporation, hereby constitutes and appoints Daniel C. Lynch, William N.
O Melton and Russell B. Stevenson, Jr., or any of them, proxies for the X undersigned, each with full power of substitution, to attend the Annual
Y Meeting of Stockholders of CyberCash, Inc. to be held on Friday, June 27, 1997 at 10 a.m., Pacific time, at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California, and at any adjournments or postponements thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present. Any appointment of proxy heretofore made by the undersigned for such meeting is hereby revoked.

          Your vote with respect to the election of directors and the other proposals may be indicated on the reverse. Nominees for director are William
   N. Melton and Garen K. Staglin.

                           YOUR VOTE IS IMPORTANT!
    PLEASE SIGN AND DATE THE REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                           POSTAGE-PAID ENVELOPE.

          This Proxy When Properly Executed Will Be Voted In The Manner Directed Herein. If No Direction Is Made, This Proxy Will Be Voted For The Election Of Each Nominee Identified In Proposal 1 And For Proposals 2 And 3, And In The Discretion Of The Proxy Holders As To Other Matters.

                                                           --------------------
                        (PROXY CONTINUED ON REVERSE)           SEE REVERSE
                                                                  SIDE
                                                            -------------------

                                  DETACH HERE                              CBC F


[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE IN PROPOSAL 1 AND FOR
     PROPOSALS 2 AND 3.
                                                                                                        FOR AGAINST ABSTAIN
     1. Election of William N. Melton and Garen K. Staglin.     2. Ratification of the Appointment of  [  ]   [  ]   [  ]
                                                                   Ernst & Young LLP as the
                  FOR           WITHHELD                           Company's Independent Auditors.

                [    ]           [    ]                         3. Approval of an amendment to the     [  ]   [  ]   [  ]
                                                                   Company's 1995 Stock Option
                                                                   Plan.


     [     ]
            ----------------------------------------
            For both nominees except as noted above                                      MARK HERE     [  ]
                                                                                        FOR ADDRESS
                                                                                         CHANGE AND
                                                                                        NOTE AT LEFT


                                                                Please sign exactly as name appears hereon.  Joint owners
                                                                should each sign.

                                                                When signing as attorney, executor, administrator, trustee, guardian, officer, general partners, etc., please give
                                                                full title as such.




Signature:                               Date:                Signature:                           Date:
          ---------------------------         -------------            ---------------------------      -------------